Exhibit 3.1

ARTICLES OF INCORPORATION

OF

PROFESSIONAL HOLDING CORP.

The undersigned incorporator, for the purpose of forming a corporation under and by virtue of the laws of the State of Florida, hereby adopts the following Articles of Incorporation of Professional Holding Corp., a Florida corporation (the “Company”):

ARTICLE I
Name

The name of the Company is Professional Holding Corp.

ARTICLE II
Duration

The Company shall exist perpetually.

ARTICLE III
Purpose

The general purpose of the Company shall be the transaction of any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act (the “Act”). The Company shall have all of the powers enumerated in the Act and all such other powers as are not specifically prohibited to corporations for profit under the laws of the State of Florida.

ARTICLE IV
Capital Stock

The maximum number of shares of capital stock that the Company is authorized to issue shall be 70,000,000 shares as follows:

A.         Common Stock

The Company is authorized to issue up to (i) 50,000,000 shares of Class A Voting Common Stock with a par value of $0.01 per share (“Class A Common Stock”) and (ii) 10,000,000 shares of Class B Non-Voting Common Stock with a par value of $0.01 per share (“Class B Common Stock,” and collectively with the Class A Common Stock, the “Common Stock”). Each holder of shares of Class A Common Stock shall be entitled to one vote per share on all matters on which such holders are entitled to vote. Except as otherwise required by applicable law, holders of shares of Class B Common Stock shall not be entitled to any voting rights on any matter. Shares of Common Stock may not be voted cumulatively.

B.         Preferred Stock

1.                  Number and Class of Shares Authorized. The Company is authorized to issue up to 10,000,000 shares of Preferred Stock (“Preferred Stock”), which constitutes a separate and single class of shares that may be issued in one or more series.

2.                  Rights, Preferences and Restrictions of Preferred Stock. The Board of Directors of the Company is vested with the authority to establish, in its discretion, the voting rights and other designations, preferences, rights, qualifications, limitations, and restrictions, if any, of each such series by the adoption and filing in accordance with the Act, before any such issuance of any shares of such series, of an amendment or amendments to these Articles of Incorporation determining the terms of such series, which amendment need not be approved by the shareholders or holders of any class or series of shares of capital stock except as provided by law. All shares of Preferred Stock of the same series shall be identical with each other in all respects.

C.         No Preemptive Rights

Holders of Common Stock shall not have, as a matter of right, any preemptive or preferential right to subscribe for, purchase, receive or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes or other securities of the Company, whether or not convertible into shares of stock of the Company.

ARTICLE V
Action by Shareholders Without a Meeting

No action required or permitted to be taken at an annual meeting of the Company’s shareholders or at a special meeting of the Company’s shareholders may be taken without a meeting. The power of the shareholders of the Company to consent in writing, without a meeting, to the taking of any action is expressly denied hereby.

ARTICLE VI
Special Meeting of Shareholders

The shareholders of the Company may not call a special meeting of shareholders unless the holders of at least fifty percent (50%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Company’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

ARTICLE VII
Registered Office and Agent; Principal Place of Business

The street address of the registered office of the Company shall be 396 Alhambra Circle, Suite 255, Coral Gables, Florida 33134, and the registered agent of the Company at such address shall be Raul Valdes-Fauli. The principal place of business and the mailing address of the Company shall be 396 Alhambra Circle, Suite 255, Coral Gables, Florida 33134. The Company may change its registered agent, the location of its registered office, its principal place of business, or its mailing address, or any of the foregoing, from time to time without amendment of these Articles of Incorporation.

ARTICLE VIII

Directors

A.         Number of Directors

The number of directors of the Company shall be the number from time to time fixed by the shareholders or by the directors, in accordance with the provisions of the bylaws of the Company, but at no time shall the number of directors be less than one.

B.         Vacancies

Any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, the creation of a new directorship by an increase in the authorized number of directors, or otherwise shall be filled by an affirmative vote of the majority of the directors then in office, even if such majority constitutes less than a quorum of the entire Board of Directors. Directors so chosen to fill any vacancy shall hold office for a term expiring at the Company’s next annual meeting of shareholders.

C.         Removal of Directors

A director may only be removed for cause, which shall be defined for these purposes as a conviction of a felony, declaration of unsound mind by a court order, adjudication of bankruptcy, or such director having been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Company in a matter of substantial importance to this corporation and such adjudication is no longer subject to direct appeal. Removal for cause, as defined in this section, must be approved by a vote of at least sixty six and two-thirds percent (66 2/3%) of the shares of the Company then entitled to vote at an election for that director. Any action for the removal of a director must be brought within one (1) year of the date of such conviction, declaration or adjudication.

ARTICLE IX
Bylaws

The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

ARTICLE X
Amendment of Articles of Incorporation

These Articles of Incorporation may be amended in the manner from time to time provided by law and any right conferred upon the shareholders by any provision of these Articles of Incorporation is hereby made subject to this reservation. However, notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the shares of the Company then entitled to vote shall be required to amend, alter or repeal, or to adopt any provision inconsistent with the Company’s Bylaws, or Article IV(B), V, VI, VIII(B), VIII(C), IX and X hereof.

ARTICLE XI

Incorporator

The name and address of the incorporator is:

Daniel R. Sheehan

396 Alhambra Circle, Suite 255

Coral Gables, Florida 33134

IN WITNESS WHEREOF, the undersigned incorporator of the Company does hereby make and file these Articles of Incorporation declaring and certifying that the facts stated herein are true, and hereby subscribes thereto and hereunto sets his hand and seal this 22nd day of January, 2014.

/s/ Daniel R Sheehan
Daniel R. Sheehan
Incorporator

CERTIFICATE OF REGISTERED AGENT

Having been named as registered agent and to accept service of process for the above-stated corporation at the place designated above, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided in Chapter 607, Florida Statutes.

Dated this 22nd day of January, 2014.

/s/ Raul Valdes-Fauli
Raul Valdes-Fauli
Registered Agent

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